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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 PULITZER INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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The memo below was mailed on May 20, 2005 to holders of Pulitzer Inc. stock options:

May 20, 2005

TO:      Pulitzer Inc. Stock Option Holders

FROM:    James V. Maloney

RE:      Cashout of Stock Options


All option holders received a memo dated March 9, 2005 summarizing how stock options would be affected by the Lee merger. This memo contains updated information about the remaining exercise period for vested options, the cashout of all options that are not exercised and related income tax withholding.

o Vested options may be exercised until May 24, 2005, except for those subject to blackout restrictions. Those individuals should contact me if they want to exercise vested options prior to close. Vested options that are not exercised by May 24, 2005 will be cashed out on the date of the Lee merger, as if they had been exercised, based on the difference between the $64 per share merger price and the per share option exercise price.

o Non-vested options may not be exercised. However, if an employee's employment with Pulitzer Inc. or any of its subsidiaries continues until the time of the Lee merger, then the employee's non-vested options will be cashed out at the same time and for the same amount as vested options (as if they were vested and had been exercised).

o The cashout amount payable for vested and non-vested options will be taxable to the employee as compensation for income and employment tax purposes. The minimum withholding rate for Federal income tax is 25%. State income tax will be withheld at the supplemental wage rate applicable to your state. Option holders may request a higher rate of Federal income tax withholding with respect to their cashout payments. Anyone wishing to do so must send a written notice to Jim Maloney by May 25, 2005. The notice must specify the higher rate of Federal income tax to be withheld and may be sent via email at the following address: jmaloney@pulitzer.net.

o It is anticipated that the cashout payments will be made by checks to be issued on the date of the Lee merger.

Please note that the cashout of the vested and non-vested options is still subject to the completion of the Lee merger. If you have any questions, please call James Maloney at (314) 340-8402.